UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2005

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California

94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 13, 2005, Brian G. Atwood submitted his resignation as a director of Xenogen Corporation (the “Company”).

(d) The Board of Directors of the Company has elected Gregory T. Schiffman to the Company’s Board of Directors effective January 13, 2005, to fill the vacancy created by the resignation of Mr. Atwood. Mr. Schiffman was also appointed to serve on the Audit Committee and the Nominating and Governance Committee of the Board. Following Mr. Schiffman’s appointment, the classification of the Company’s directors is as follows: Class I directors consist of Dr. Contag, Ms. Cordaro and Dr. Whitaker; Class II directors consist of Mr. Breckon, Mr. Carter and Mr. Schiffman; and Class III directors consist of Mr. Bigham, Mr. Eisenson, Mr. Halter and Mr. Jones.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION
a Delaware corporation

Date: January 13, 2005	By:	/s/ William A. Albright, Jr.
William A. Albright, Jr.
Vice President and
Chief Financial Officer